Exhibit 5.1

(TABACKS CORPORATE LAW ADVISORS LOGO)

Your Ref

Our Ref	ANGL3-MT182 Mr M. Taback/gvh Email mt@tabacks.com

Date	27 May 2008

AngloGold Ashanti Limited
77 Jeppe Street
JOHANNESBURG
2001

Dear Sirs

F4 REGISTRATION STATEMENT – GOLDEN CYCLE GOLD CORPORATION

1.	We have acted as South African counsel to AngloGold Ashanti Limited, a company organised under the laws of South Africa (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form F-4 (File No. 333-149068) (the “Registration Statement”) covering the registration under the United States Securities Act of 1933, as amended (the “Act”) of 3 233 633 ordinary shares of par value 25 cents each in the share capital of the Company (the “Shares”) in respect of the Golden Cycle Gold Corporation transaction.

2.	In connection with the opinion expressed below, we have examined:

2.1	a signed copy of the Registration Statement relating to the offering of the Shares;

2.2	the Memorandum and Articles of Association of the Company; and

2.3	originals, or copies certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed.

3.	In such examination, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

4.	Based upon the foregoing, and having regard to such legal considerations as we deem relevant, we are of the opinion that the Shares to which the Registration Statement relates,

(LETTERHEAD)

ANGL3-MT182	Page 2.

AngloGold Ashanti Limited	27 May 2008

have been duly authorised, and, when allotted and issued by the board of directors of the Company, will be validly issued, fully paid and non-assessable.

5.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder. We are corporate law advisors in South Africa. We do not hold ourselves out as being experts on, and do not express any opinion on the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

/s/ M. Taback
TABACK & ASSOCIATES (PTY) LIMITED